Fiscal 2004 4th Quarter Earnings Announcement	Exhibit 99.1

	FROM:	KENNAMETAL INC. P.O. Box 231 Latrobe, PA 15650 724-539-6141

Confidential Draft		Investor Relations Contact: Beth A. Riley Media Relations Contact: Joy Chandler

	DATE:	July 28, 2004

	FOR RELEASE:	Immediate

KENNAMETAL REPORTS STRONG FINISH TO FISCAL 2004 —
CONTINUED GROWTH EXPECTED IN FISCAL 2005

•	Q4 sales up 17 percent — 12 percent organic

•	EPS up 80 percent, and above previous guidance

•	Continuing good cash flow and debt reduction

•	Strong outlook for FY05, EPS up 25-35 percent

LATROBE, Pa., July 28, 2004 — Kennametal Inc. (NYSE: KMT) today reported fiscal 2004 fourth-quarter EPS of $0.81 compared with adjusted earnings of $0.45 in 2003. There were no special items reported in the fiscal 2004 fourth quarter results. Reported results in last year’s fourth quarter were a loss of $0.14 per diluted share due to special items totaling $0.59 per share.

Earnings Per Share

Company Guidance: $0.70 to $0.80
Analyst Estimate Range: $0.76 to $0.81
Diluted Earnings Per Share (“EPS”): $0.81

Total Year 2004
 For fiscal 2004, reported EPS of $2.02 compared with earnings of $0.51 last year. Excluding special items in each period, EPS of $2.15 were 52 percent above the prior year’s comparable EPS of $1.41.

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“We were delighted to deliver excellent sales growth and operating leverage in 2004,” said Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras. “Of particular note, Q4 included the highest quarterly sales, and the lowest primary working capital to sales ratio in the company’s history. These results were driven by broad-based strong performances by all business units, and across most end markets. ”

Tambakeras further noted, “In addition to our strong earnings performance, we continue to generate good cash flow and strengthen our balance sheet. Free operating cash flow of $125 million contributed to an 870 basis point reduction in debt to capital, which ended the year at 33 percent.”

Highlights of the Fiscal 2004 Fourth Quarter

•	Record sales of $542 million were up 17 percent, primarily on 12 percent organic growth.

•	Net income was $29.9 million versus a net loss of $4.9 million in Q4 last year. Net income grew 88 percent compared to last year, excluding special items, reflecting the benefits of increased volume, mix, and a leaner cost structure.

•	Net cash flow from operations was $68 million, versus $67 million for the prior year. Free operating cash flow totaled $49 million for the quarter, $5 million lower than Q4 of 2003 due to increased capital expenditures.

•	As of June 30, 2004, total debt was $440 million, down $85 million from June 2003.

•	Debt to capital decreased to 33 percent versus 42 percent at the end of the prior year.

Highlights of Fiscal 2004

•	Sales of $2.0 billion were up 12 percent on a 5 percent improvement from organic sales, 2 percent incremental sales from acquisitions and a 5 percent benefit from foreign currency exchange rates.

•	Reported net income totaled $73.6 million versus $18.1 million last year. Excluding special items in both periods, net income improved 57 percent to $78.3 million versus $49.9 million last year.

Outlook

Global industrial economic indicators support expectations of additional growth through fiscal 2005 in North America and rest-of-world markets, and a return to modest growth in the first quarter for our European markets.

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Tambakeras said, “We were very pleased with our performance in fiscal 2004, and the outlook for our end markets remains good. In 2005, we will leverage further the 6 processes of the Kennametal Value Business System (KVBS), our strong geographic and end-market balance and superior technology, to continue to outperform our markets. We will remain focused on growing market share and offsetting challenges such as high raw material costs by consistently finding new ways to add value for our customers and to continue to benefit from the skills and commitment of our employees.”

Sales for the first quarter of fiscal 2005 are expected to grow 9 to 11 percent. Reported EPS is expected to be $0.50 to $0.60.

For the full year, sales are expected to grow 7 to 9 percent. Reported EPS are expected to be $2.65 to $2.85, up 25 to 35 percent.

Kennametal anticipates net cash flow provided by operating activities of approximately $180 to $220; million in fiscal 2005. Purchases of property, plant and equipment, net of proceeds from disposals of property, plant and equipment are expected to be approximately $70 to $80 million. Adjusting net cash flow provided by operating activities for the above items, Kennametal expects to generate between $110 and $140 million of free operating cash flow for fiscal 2005.

Kennametal advises shareholders to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

Dividend Declared

Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable August 25, 2004, to shareowners of record as of the close of business August 10, 2004.

Fourth quarter results will be discussed in a live Internet broadcast at 10:00 a.m. today. Access the live or archived conference by visiting the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

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This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks related to the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers’ manufacturing competitiveness. With about 13,500 employees worldwide, the company’s annual sales approximate $2.0 billion, with nearly half coming from sales outside the United States. Kennametal is a five-time winner of the GM “Supplier of the Year” award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Fürth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company’s web site at www.kennametal.com.

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FINANCIAL HIGHLIGHTS

Consolidated financial highlights for Kennametal Inc. (NYSE: KMT) for the quarter and twelve months ended June 30, 2004 and 2003 are shown in the following tables (in thousands, except per share amounts).

Consolidated Statements of Income (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Sales	$541,858	$463,765	$1,971,441	$1,758,957
Cost of goods sold(A)	356,084	314,974	1,318,074	1,190,053

Gross profit	185,774	148,791	653,367	568,904
Operating expense(B)	134,441	121,757	512,621	464,861
Restructuring and asset impairment charges(C)	—	20,305	3,670	31,954
Amortization of intangibles	664	854	2,234	4,164

Operating income	50,669	5,875	134,842	67,925
Interest expense	6,405	9,108	25,884	36,166
Other (income) expense, net(D)	294	(2,117)	(1,716)	(2,531)

Income before provision for income taxes and minority interest	43,970	(1,116)	110,674	34,290
Provision for income taxes(E)	14,154	3,678	35,500	14,300
Minority interest	(36)	74	1,596	1,860

Net income	$29,852	$(4,868)	$73,578	$18,130

Basic earnings per share	$0.83	$(0.14)	$2.06	$0.52

Diluted earnings per share	$0.81	$(0.14)	$2.02	$0.51

Dividends per share	$0.17	$0.17	$0.68	$0.68

Basic weighted average shares outstanding	36,051	35,396	35,704	35,202

Diluted weighted average shares outstanding	36,952	35,682	36,473	35,479

(A)	For the twelve months ended June 30, 2004, these amounts include charges of $0.1 million for integration activities related to the Widia acquisition, $2.9 million related to restructuring programs, and $0.8 million for a pension curtailment. For the quarter and twelve months ended June 30, 2003, these amounts include charges of $2.0 million and $2.2 million, respectively, for integration activities related to the Widia acquisition.

(B)	For the twelve months ended June 30, 2004, these amounts include charges of $1.8 million related to a note receivable from a divestiture of a business by Kennametal in 2002, $0.5 million related to a pension curtailment, and $1.4 million for integration activities related to the Widia acquisition. For the quarter and twelve months ended June 30, 2003, these amounts include charges of $1.7 million and $5.5 million, respectively, for integration activities related to the Widia acquisition.

(C)	For the quarter and twelve months ended June 30, 2003, these amounts include a non-cash charge of $16.1 million for impairment of long-lived assets within the Electronics business.

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(D)	For the twelve months ended June 30, 2004, these amounts include income of $4.4 million related to a gain on the sale of Toshiba Tungaloy investment and a charge of $0.2 million on a note receivable from a divestiture of a business by Kennametal in 2002.

(E)	For the quarter and twelve months ended June 30, 2003, the effective tax rate was (329.6%) and 41.7%, respectively. These amounts reflect that a portion of the Electronics impairment could not be tax effected, otherwise, the tax rate for the quarter and twelve month period would have been 30%.

FINANCIAL HIGHLIGHTS (Continued)

In addition to reported results under U.S. GAAP, the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items and free operating cash flow (which are non-GAAP measures), to the most directly comparable GAAP measures. Management believes that each of these non-GAAP financial measures is useful to investors to more easily compare the Company’s financial performance period to period.

For the quarter ended June 30, 2004, there were no special items.

RECONCILIATION TO GAAP — QUARTER ENDED JUNE 30, 2003 (Unaudited)

					Diluted
		Operating	Operating	Net	Earnings
	Gross Profit	Expenses	Income	Income	Per Share
2003 Reported Results	$148,791	$121,757	$5,875	$(4,868)	$(0.14)
MSSG Restructuring	—	—	3,134	2,194	0.06
AMSG Restructuring	—	—	1,224	857	0.02
AMSG Electronics Impairment	—	—	16,110	15,269	0.43
Corporate Restructuring	—	—	(99)	(69)	—
J&L Restructuring	—	—	(64)	(45)	—
Widia Integration Costs — MSSG	1,146	(1,365)	2,511	1,758	0.06
Widia Integration Costs — AMSG	865	(305)	1,170	818	0.02

2003 Results Excluding Special Items	$150,802	$120,087	$29,861	$15,914	$0.45

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FINANCIAL HIGHLIGHTS (Continued)

RECONCILIATION TO GAAP — TWELVE MONTHS ENDED JUNE 30 (Unaudited)

				Other		Diluted
		Operating	Operating	(Income) /	Net	Earnings
	Gross Profit	Expenses	Income	Expense, net	Income	Per Share
2004 Reported Results	$653,367	$512,621	$134,842	$(1,716)	$73,578	$2.02
MSSG Restructuring	2,850	—	5,023	—	3,416	0.09
AMSG Restructuring	—	—	1,497	—	1,018	0.03
Widia Integration Costs — MSSG	63	(1,448)	1,511	—	1,027	0.03
Widia Integration Costs — AMSG	48	—	48	—	33	—
Pension Curtailment	779	(520)	1,299	—	883	0.02
Gain on Toshiba Investment	—	—	—	4,397	(2,990)	(0.08)
Note Receivable	—	(1,817)	1,817	(183)	1,360	0.04

2004 Results Excluding Special Items	$657,107	$508,836	$146,037	$2,498	$78,325	$2.15

2003 Reported Results	$568,904	$464,861	$67,925	$(2,531)	$18,130	$0.51
MSSG Restructuring	—	—	9,060	—	6,342	0.18
AMSG Restructuring	—	—	4,406	—	3,084	0.09
AMSG Electronics Impairment	—	—	16,110	—	15,269	0.43
Corporate Restructuring	—	—	1,137	—	796	0.02
J&L Restructuring	—	—	1,203	—	843	0.02
FSS Restructuring	—	—	38	—	26	—
Widia Integration Costs — MSSG	1,344	(5,149)	6,493	—	4,545	0.14
Widia Integration Costs — AMSG	865	(327)	1,192	—	834	0.02

2003 Results Excluding Special Items	$571,113	$459,385	$107,564	$(2,531)	$49,869	$1.41

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FINANCIAL HIGHLIGHTS (Continued)

SEGMENT DATA (Unaudited):

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2004	2003*	2004	2003*
Outside Sales:
Metalworking Solutions and Services Group	$326,377	$289,996	$1,198,505	$1,086,831
Advanced Materials Solutions Group	119,227	96,699	419,073	353,262
J&L Industrial Supply	59,741	48,158	218,295	196,170
Full Service Supply	36,513	28,912	135,568	122,694

Total Outside Sales	$541,858	$463,765	$1,971,441	$1,758,957

Sales By Geographic Region:
Within the United States	$283,453	$238,323	$1,020,629	$946,518
International	258,405	225,442	950,812	812,439

Total Outside Sales	$541,858	$463,765	$1,971,441	$1,758,957

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group	$43,720	$23,616	$126,657	$88,213
Advanced Materials Solutions Group	16,793	(7,282)	53,168	19,762
J&L Industrial Supply	6,137	931	19,547	6,140
Full Service Supply	882	264	818	(56)
Corporate and Eliminations (1)	(16,863)	(11,654)	(65,348)	(46,134)

Total Operating Income	$50,669	$5,875	$134,842	$67,925

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group	$43,720	$29,261	$133,191	$103,766
Advanced Materials Solutions Group	16,793	11,222	54,713	41,470
J&L Industrial Supply	6,137	867	19,547	7,343
Full Service Supply	882	264	818	(18)
Corporate and Eliminations (1)	(16,863)	(11,753)	(62,232)	(44,997)

Total Operating Income	$50,669	$29,861	$146,037	$107,564

*	Prior year segment data has been restated for organizational changes.

(1)	Includes corporate functional shared services and intercompany eliminations.

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FINANCIAL HIGHLIGHTS (Continued)

OPERATING INCOME / (LOSS) RECONCILIATION (Unaudited):

For the quarter ended June 30, 2004, there were no special items.

QUARTER ENDED JUNE 30,

	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2003 Reported Operating Income (Loss)	$23,616	$(7,282)	$931	$264	$(11,654)	$5,875
Restructuring	3,134	1,224	(64)	—	(99)	4,195
Electronics impairment	—	16,110	—	—	—	16,110
Widia Integration Costs	2,511	1,170	—	—	—	3,681

2003 Operating Income (Loss) Excluding Special Items	$29,261	$11,222	$867	$264	$(11,753)	$29,861

TWELVE MONTHS ENDED JUNE 30,

	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2004 Reported Operating Income (Loss)	$126,657	$53,168	$19,547	$818	$(65,348)	$134,842
Restructuring	5,023	1,497	—	—	—	6,520
Widia Integration Costs	1,511	48	—	—	—	1,559
Pension Curtailment	—	—	—	—	1,299	1,299
Note Receivable	—	—	—	—	1,817	1,817

2004 Operating Income (Loss) Excluding Special Items	$133,191	$54,713	$19,547	$818	$(62,232)	$146,037

2003 Reported Operating Income (Loss)	$88,213	$19,762	$6,140	$(56)	$(46,134)	$67,925
Restructuring	9,060	4,406	1,203	38	1,137	15,844
Electronics impairment	—	16,110	—	—	—	16,110
Widia Integration Costs	6,493	1,192	—	—	—	7,685

2003 Operating Income (Loss) Excluding Special Items	$103,766	$41,470	$7,343	$(18)	$(44,997)	$107,564

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FINANCIAL HIGHLIGHTS (Continued)

RECONCILIATION TO FREE OPERATING CASH FLOW INFORMATION (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net income	$29,852	$(4,868)	$73,578	$18,130
Electronics impairment	—	16,110	—	16,110
Other non-cash items	(1,498)	11,264	13,959	19,346
Depreciation and amortization	17,236	22,224	65,989	84,043
Change in inventory	(3,213)	23,527	10,255	38,171
Change in accounts receivable	(986)	10,632	(4,199)	11,480
Change in accounts payable	16,696	(3,262)	25,776	(826)
Change in other assets and liabilities	10,305	(8,269)	(7,500)	(4,910)

Net cash flow provided by operating activities	68,392	67,358	177,858	181,544
Purchase of property, plant and equipment	(20,902)	(13,447)	(56,962)	(49,413)
Proceeds from disposals of property, plant and equipment	1,227	371	4,225	1,875

Free operating cash flow	$48,717	$54,282	$125,121	$134,006

CONDENSED BALANCE SHEETS (Unaudited)

	06/30/04	03/31/04	12/31/03	09/30/03	06/30/03
ASSETS
Cash and equivalents	$25,940	$27,528	$15,086	$14,720	$15,093
Accounts receivable, net of allowance	247,245	248,879	223,087	232,146	231,803
Inventories	388,077	387,202	386,250	387,877	389,613
Deferred income taxes	95,240	87,651	88,020	86,888	97,237
Other current assets	40,443	38,803	39,460	47,003	48,606

Total current assets	796,945	790,063	751,903	768,634	782,352

Property, plant and equipment, net	484,475	481,793	487,530	489,242	489,828
Goodwill and Intangible assets, net	542,014	554,614	500,890	484,662	473,173
Other assets	115,229	59,641	72,802	67,108	68,534

Total	$1,938,663	$1,886,111	$1,813,125	$1,809,646	$1,813,887

LIABILITIES
Short-term debt, including notes payable	$126,807	$8,193	$12,872	$11,375	$10,845
Accounts payable	148,216	132,246	112,563	107,653	118,509
Accrued liabilities	214,359	202,460	183,835	197,578	206,993

Total current liabilities	489,382	342,899	309,270	316,606	336,347

Long-term debt	313,400	486,119	468,455	508,763	514,842
Deferred income taxes	64,571	38,045	36,087	41,368	43,543
Other liabilities	167,926	192,546	191,585	180,258	178,698

Total liabilities	1,035,279	1,059,609	1,005,397	1,046,995	1,073,430

MINORITY INTEREST	16,232	16,598	16,286	16,089	18,880

SHAREOWNERS’ EQUITY	887,152	809,904	791,442	746,562	721,577

Total	$1,938,663	$1,886,111	$1,813,125	$1,809,646	$1,813,887

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Debt to Capital Reconciliation (Unaudited)

	June 30,
	2004	2003
Total Debt	440,207	525,687
Total Shareowners’ Equity	887,152	721,577

Debt to Equity, GAAP	33.2%	42.1%

Total Debt	440,207	525,687
Minority Interest	16,232	18,880
Total Shareowners’ Equity	887,152	721,577

Total Capital	1,343,591	1,266,144

Debt to Capital	32.8%	41.5%

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